Exhibit 10.13
-------------

                            INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made and entered into as of the ____ day of March, 1999 between World Airways, Inc., a Delaware corporation ("Corporation"), and _______________ ("Director").

                                WITNESSETH THAT:

         WHEREAS, __________________, a Director of the Corporation, performs a valuable service in such capacity for Corporation, and

         WHEREAS, the Board of Directors of Corporation has adopted By-laws (the "By-laws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "Corporation Law"); and

         WHEREAS, such By-laws and the Corporation Law, by their non-exclusive nature, permit contracts between Corporation and officers and Directors with respect to indemnification of such officers and Directors; and

         WHEREAS, in accordance with the authorization as provided by the Corporation Law, Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as such; and

         WHEREAS, as a result of recent developments affecting the terms, scope and availability of D&O insurance there exists general uncertainty as to the extent of protection afforded Corporation's officers by such D&O Insurance and by statutory and by-law indemnification provisions; and

         WHEREAS, in order to induce Director to serve as a Director of the Corporation, Corporation has determined and agreed to enter into this contract with Director;

         NOW, THEREFORE, in consideration of Director's service as a Director after the date hereof, the parties hereto agree as follows:

         1.  Indemnity of Director.  Corporation hereby agrees to hold
             ---------------------
harmless and indemnify Director to the full extent authorized or permitted by the provisions of the Corporation Law.

         2.  Continuation of Insurance.
             -------------------------

         (a) Corporation represents that it presently has in force and effect a policy of D&O Insurance in the amount of $20,000,000 the (the "Insurance Policy");

         (b) Subject only to the provisions of Section 2 (c) hereof, Corporation hereby agrees that, so long as Director shall continue to serve as a director of Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Director was a director of Corporation (or served in any of said other capacities), Corporation will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policy;

         (c) Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if in the business judgment of a majority of the then directors of the Corporation (i) said insurance in not reasonably available or if either (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (iii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance;

         (d) In the event Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of Section 2(c) hereof, Corporation agrees to hold harmless and indemnify Director to the full extent of the coverage which would otherwise have been provided for the benefit of Director pursuant to the Insurance Policy.

         3.  Additional Indemnity.   Subject only to the exclusions set forth in
             --------------------
Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

         (a) against any and all expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

         (b) otherwise to the fullest extent as may be provided to Director by Corporation under the non-exclusivity provisions of Section 8.02 of the By-laws of Corporation and the Corporation Law.

         4.  Limitations on Additional Indemnity.  No indemnity pursuant to
             -----------------------------------
Section 3 hereof shall be paid by Corporation:

         (a) in respect to renumeration paid to Director if it shall be determined by a final judgment or other final adjudication that such renumeration was in violation of law;

         (b) on account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provision of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

         (c) on account of Director's conduct which is finally adjudged to have been knowingly or deliberately dishonest, or to constitute willful misconduct; or

         (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         5.  Contribution. If the indemnification provided in Sections 1, 2 (d)
             ------------
and 3 is unavailable and may not be paid to Director for any reason other than those set forth in paragraphs (b), (c) and (d) of Section 4, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Director (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         6.  Continuation of Obligations. All agreements and obligations of
             ---------------------------
Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of Corporation or serving in any other capacity referred to herein.

         7.  Notification and Defense of Claim. Promptly after receipt by
             ---------------------------------
Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

         (a) Corporation will be entitled to participate therein at its own expense;

         (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so as to assume the defense thereof, Corporation will not be liable to Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

         (c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold its consent to any proposed settlement.

         8.  Advancement and Repayment of Expenses.
             -------------------------------------

         (a) In the event that Director employs its own counsel pursuant to
Section 7 (b) (i) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented by Director for such expenses.

         (b) Director agrees to reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined that Director is not entitled, under the provisions of the Corporation Law, the By-laws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

         9.  Enforcement.
             -----------

         (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to serve as a director of Corporation, and acknowledges that Director is relying upon this Agreement in serving in such capacity.

         (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

         10. Separability. Each of the provisions of this Agreement is a
             ------------
separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         11. Governing Law. This Agreement shall be interpreted and enforced in
             -------------
accordance with the laws of the State of Delaware.

         12. Binding Effect. This Agreement shall be binding upon Director and
             --------------
upon Corporation, its successors and assigns, a shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         13. Amendment and Termination. No amendment, modification, termination
             -------------------------
or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                           WORLD AIRWAYS, INC.

                                           By:    ______________________________
                                           Title: Chairman, President & CEO


                                           Director:____________________________